Exhibit 99.1
Marathon Petroleum Corp. Reports Third-Quarter 2023 Results
•Third-quarter net income attributable to MPC of $3.3 billion, or $8.28 per diluted share; adjusted net income of $3.2 billion, or $8.14 per adjusted diluted share
•Adjusted EBITDA of $5.7 billion; net cash provided by operating activities of $5.0 billion, reflecting continued strong cash generation
•MPLX increases distribution 10%; MPC expects to receive an incremental $200 million, for a total of $2.2 billion annually
•Returned $3.1 billion of capital through $2.8 billion of share repurchases and $297 million of dividends
•Announced quarterly dividend increase of approximately 10% to $0.825 per share and additional $5 billion share repurchase authorization

FINDLAY, Ohio, Oct. 31, 2023 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income attributable to MPC of $3.3 billion, or $8.28 per diluted share, for the third quarter of 2023, compared with net income attributable to MPC of $4.5 billion, or $9.06 per diluted share, for the third quarter of 2022.
Adjusted net income was $3.2 billion, or $8.14 per diluted share, for the third quarter of 2023. This compares to adjusted net income of $3.9 billion, or $7.81 per diluted share, for the third quarter of 2022. Adjustments are shown in the accompanying release tables.

The third quarter of 2023 adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $5.7 billion, compared with $6.8 billion for the third quarter of 2022. Adjustments are shown in the accompanying release tables.

“Our third quarter results reflect our commitment to growing shareholder value,” said President and Chief Executive Officer Michael J. Hennigan. “The business generated $5 billion of net cash provided by operating activities and we returned $3.1 billion through share repurchases and dividends during the quarter. Demonstrating our commitment to return capital, we increased our quarterly dividend by 10% and increased our share repurchase authorization by $5 billion.”

Results from Operations
Adjusted EBITDA (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2023	2022	2023	2022
Refining & Marketing Segment
Segment income from operations	$3,757	$4,625	$9,076	$12,527
Add: Depreciation and amortization	463	459	1,411	1,395
Refining planned turnaround costs	153	384	902	680
LIFO inventory charge	—	28	—	28
Refining & Marketing segment adjusted EBITDA	4,373	5,496	11,389	14,630

Midstream Segment
Segment income from operations	1,136	1,176	3,550	3,374
Add: Depreciation and amortization	340	322	988	983
Garyville incident response costs	63	—	63	—
Midstream segment adjusted EBITDA	1,539	1,498	4,601	4,357

Subtotal	5,912	6,994	15,990	18,987
Corporate	(246)	(173)	(613)	(494)
Add: Depreciation and amortization	42	13	80	40
Adjusted EBITDA	$5,708	$6,834	$15,457	$18,533

Refining & Marketing (R&M)
Segment adjusted EBITDA was $4.4 billion in the third quarter of 2023, versus $5.5 billion for the third quarter of 2022. Refining & Marketing segment adjusted EBITDA was $16.06 per barrel for the third quarter of 2023, versus $19.87 per barrel for the third quarter of 2022. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $153 million in the third quarter of 2023 and $384 million in the third quarter of 2022. The decrease in segment adjusted EBITDA was driven by lower market crack spreads.
R&M margin was $26.16 per barrel for the third quarter of 2023, versus $30.21 per barrel for the third quarter of 2022. Crude capacity utilization was approximately 94%, resulting in total throughput of 3.0 million barrels per day for the third quarter of 2023.
Refining operating costs per barrel were $5.14 for the third quarter of 2023, versus $5.63 for the third quarter of 2022. This decrease was primarily driven by lower energy costs.
Midstream
Segment adjusted EBITDA was $1.5 billion in the third quarter of 2023, versus $1.5 billion for the third quarter of 2022. The results were primarily driven by higher rates, growth from equity affiliates, and higher total throughputs, partially offset by lower natural gas liquids prices. Third-quarter 2023 segment adjusted EBITDA excludes Garyville incident response costs of $63 million.
Corporate and Items Not Allocated
Corporate expenses totaled $246 million in the third quarter of 2023, compared with $173 million in the third quarter of 2022. The variance was primarily driven by a $35 million charge related to valuation of existing performance-based stock compensation expense and $25 million of non-operating equipment disposal expense.

In the third quarter of 2023, items not allocated to segments include a $106 million gain on the sale of the company’s interest in the South Texas Gateway Terminal. In the third quarter of 2022, items not allocated to segments include a $549 million gain for the contribution of the Martinez assets to the Martinez Renewables LLC joint venture and a $509 million gain related to an MPLX LP (NYSE: MPLX) reclassification of a third-party contract. These have been excluded from the company’s adjusted results.
Financial Position, Liquidity, and Return of Capital
As of September 30, 2023, MPC had $13.1 billion of cash, cash equivalents, and short-term investments and $5 billion available on its bank revolving credit facility.
In the third quarter, the company returned approximately $3.1 billion of capital to shareholders through $2.8 billion of share repurchases and $297 million of dividends. Through October 27, the company repurchased an additional $1.0 billion of company shares.

On October 25, MPC announced that its Board of Directors approved an increase to the quarterly dividend to $0.825 per share. The dividend is payable December 11, 2023 to shareholders of record on November 16, 2023.

Additionally, the Board of Directors approved an incremental $5 billion share repurchase authorization. With the addition of this new authorization, the company has a total of $8.3 billion available under its share repurchase authorizations as of October 27.
Strategic and Operations Update
At the Martinez Renewables LLC fuels facility, construction activities are progressing. Pretreatment capabilities are increasing through the second half of 2023, and the facility is expected to produce 730 million gallons per year by the end of 2023.
MPC’s Midstream segment remains focused on executing the strategic priorities of strict capital discipline, fostering a low-cost culture, and optimizing the portfolio. MPLX is advancing growth projects anchored in the Marcellus, Permian and Bakken basins.

Fourth Quarter 2023 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.60
Distribution costs (in millions)	$1,450
Refining planned turnaround costs (in millions)	$300
Depreciation and amortization (in millions)	$480

Refinery throughputs (mbpd):
Crude oil refined	2,630
Other charge and blendstocks	260
Total	2,890

Corporate (in millions)	$175

(a)Excludes refining planned turnaround and depreciation and amortization expense

Conference Call
At 11:00 a.m. ET today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President, Finance and Investor Relations
Brian Worthington, Director, Investor Relations
Kenan Kinsey, Supervisor, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance (“ESG”) plans and goals, including those related to greenhouse gas emissions and intensity reduction targets, freshwater withdrawal intensity reduction targets, diversity and inclusion targets and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or are required to be disclosed in our filings with the Securities Exchange Commission (SEC). In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,“ “policy,” “position,” “potential,” “predict,” “priority,” “project,” “prospective,” “pursue,”

“seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: political or regulatory developments, including changes in governmental policies relating to refined petroleum products, crude oil, natural gas, NGLs, or renewables, or taxation; volatility in and degradation of general economic, market, industry or business conditions due to inflation, rising interest rates, the military conflict between Russia and Ukraine, hostilities in the Middle East, future resurgences of the COVID-19 pandemic or otherwise; the regional, national and worldwide demand for refined products and renewables and related margins; the regional, national or worldwide availability and pricing of crude oil, natural gas, NGLs and other feedstocks and related pricing differentials; the adequacy of capital resources and liquidity and timing and amounts of free cash flow necessary to execute our business plans, effect future share repurchases and to maintain or grow our dividend; the success or timing of completion of ongoing or anticipated projects, including meeting the expected production rates for the Martinez renewable fuels facility and STAR project within the expected timeframes if at all; the timing and ability to obtain necessary regulatory approvals and permits and to satisfy other conditions necessary to complete planned projects or to consummate planned transactions within the expected timeframes if at all; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; our ability to successfully implement our sustainable energy strategy and principles and achieve our ESG plans and goals within the expected timeframes if at all; changes in government incentives for emission-reduction products and technologies; the outcome of research and development efforts to create future technologies necessary to achieve our ESG plans and goals; our ability to scale projects and technologies on a commercially competitive basis; changes in regional and global economic growth rates and consumer preferences, including consumer support for emission-reduction products and technology; accidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; our ability to maintain adequate insurance coverage and recover insurance proceeds to offset losses resulting from accidents or other incidents and unscheduled shutdowns; the imposition of windfall profit taxes or maximum refining margin penalties on companies operating within the energy industry in California or other jurisdictions; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” in MPC’s and MPLX’s Annual Reports on Form 10-K for the year ended Dec. 31, 2022, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.
Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share data)	2023	2022	2023	2022
Revenues and other income:
Sales and other operating revenues	$40,917	$45,787	$112,124	$137,640
Income from equity method investments	215	180	547	469
Net gain on disposal of assets	110	1,051	126	1,072
Other income	341	219	687	678
Total revenues and other income	41,583	47,237	113,484	139,859
Costs and expenses:
Cost of revenues (excludes items below)	34,928	38,821	95,984	118,096
Depreciation and amortization	845	794	2,479	2,418
Selling, general and administrative expenses	824	712	2,219	2,009
Other taxes	233	224	683	606
Total costs and expenses	36,830	40,551	101,365	123,129
Income from operations	4,753	6,686	12,119	16,730
Net interest and other financial costs	118	240	414	814
Income before income taxes	4,635	6,446	11,705	15,916
Provision for income taxes	1,004	1,426	2,410	3,507
Net income	3,631	5,020	9,295	12,409
Less net income attributable to:
Redeemable noncontrolling interest	25	23	71	65
Noncontrolling interests	326	520	994	1,149
Net income attributable to MPC	$3,280	$4,477	$8,230	$11,195

Per share data
Basic:
Net income attributable to MPC per share	$8.31	$9.12	$19.66	$21.18
Weighted average shares outstanding (in millions)	394	491	418	528
Diluted:
Net income attributable to MPC per share	$8.28	$9.06	$19.57	$21.04
Weighted average shares outstanding (in millions)	396	494	420	532

Income Summary (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2023	2022	2023	2022
Refining & Marketing	$3,757	$4,625	$9,076	$12,527
Midstream	1,136	1,176	3,550	3,374
Corporate	(246)	(173)	(613)	(494)
Income from operations before items not allocated to segments	4,647	5,628	12,013	15,407
Items not allocated to segments:
Gain on sale of assets	106	1,058	106	1,058
Renewable volume obligation requirements	—	—	—	238
Litigation	—	—	—	27
Income from operations	$4,753	$6,686	$12,119	$16,730

Capital Expenditures and Investments (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2023	2022	2023	2022
Refining & Marketing	$255	$445	$919	$1,004
Midstream	234	267	748	772
Corporate(a)	33	77	107	163
Total	$522	$789	$1,774	$1,939

(a)Includes capitalized interest of $9 million, $28 million, $43 million and $76 million for the third quarter 2023, the third quarter 2022, the first nine months of 2023 and the first nine months of 2022, respectively.

Refining & Marketing Operating Statistics (unaudited)

Dollar per Barrel of Net Refinery Throughput	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Refining & Marketing margin, excluding LIFO inventory credit(a)	$26.16	$30.31	$24.80	$28.08
LIFO inventory credit	—	(0.10)	—	(0.03)
Refining & Marketing margin(a)	$26.16	$30.21	$24.80	$28.05
Less:
Refining operating costs(b)	5.14	5.63	5.32	5.35
Distribution costs(c)	5.44	4.90	5.29	4.82
Other (income) loss(d)	(0.48)	(0.09)	(0.16)	(0.13)
LIFO inventory credit	—	(0.10)	—	(0.03)
Refining & Marketing segment adjusted EBITDA	16.06	19.87	14.35	18.04
Less:
Refining planned turnaround costs	0.56	1.39	1.14	0.84
Depreciation and amortization	1.70	1.66	1.78	1.72
LIFO inventory charge	—	0.10	—	0.03
Refining & Marketing income from operations	$13.80	$16.72	$11.43	$15.45

Fees paid to MPLX included in distribution costs above	$3.58	$3.34	$3.60	$3.36

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income (loss) from equity method investments, net gain (loss) on disposal of assets and other income.

Refining & Marketing - Supplemental Operating Data	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Refining & Marketing refined product sales volume (mbpd)(a)	3,596	3,587	3,510	3,500
Crude oil refining capacity (mbpcd)(b)	2,936	2,887	2,911	2,887
Crude oil capacity utilization (percent)(b)	94	98	92	96

Refinery throughputs (mbpd):
Crude oil refined	2,773	2,823	2,680	2,781
Other charge and blendstocks	186	184	228	189
Net refinery throughputs	2,959	3,007	2,908	2,970

Sour crude oil throughput (percent)	46	48	44	48
Sweet crude oil throughput (percent)	54	52	56	52

Refined product yields (mbpd):
Gasoline	1,511	1,501	1,506	1,507
Distillates	1,061	1,134	1,040	1,079
Propane	65	73	66	72
NGLs and petrochemicals	202	199	196	194
Heavy fuel oil	74	43	55	61
Asphalt	87	91	84	90
Total	3,000	3,041	2,947	3,003
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	80	97	56	77

(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities.

Refining & Marketing - Supplemental Operating Data by Region (unaudited)
The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the refining operating costs, refining planned turnaround costs and refining depreciation and amortization for the regions, as shown in the tables below, is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
Refining operating costs exclude refining planned turnaround costs and refining depreciation and amortization expense.

Gulf Coast Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$22.30	$27.39	$22.34	$26.89
Refining operating costs	4.16	4.14	4.05	4.17
Refining planned turnaround costs	0.86	1.31	1.20	0.91
Refining depreciation and amortization	1.30	1.16	1.39	1.28

Gulf Coast Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Refinery throughputs (mbpd):
Crude oil refined	1,104	1,190	1,064	1,139
Other charge and blendstocks	162	171	181	156
Gross refinery throughputs	1,266	1,361	1,245	1,295

Sour crude oil throughput (percent)	59	59	52	58
Sweet crude oil throughput (percent)	41	41	48	42

Refined product yields (mbpd):
Gasoline	627	655	637	635
Distillates	434	508	435	463
Propane	36	43	37	41
NGLs and petrochemicals	117	116	115	115
Heavy fuel oil	66	44	34	45
Asphalt	17	21	18	20
Total	1,297	1,387	1,276	1,319
Inter-region refinery transfers included in throughput and yields above (mbpd)	55	66	33	47

Mid-Continent Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$25.38	$31.04	$25.37	$27.14
Refining operating costs	4.74	5.36	5.06	4.99
Refining planned turnaround costs	0.26	1.47	0.82	0.74
Refining depreciation and amortization	1.48	1.53	1.53	1.54

Refinery throughputs (mbpd):
Crude oil refined	1,149	1,122	1,124	1,130
Other charge and blendstocks	73	66	70	65
Gross refinery throughputs	1,222	1,188	1,194	1,195

Sour crude oil throughput (percent)	25	26	26	26
Sweet crude oil throughput (percent)	75	74	74	74

Refined product yields (mbpd):
Gasoline	629	601	619	615
Distillates	439	439	428	428
Propane	20	19	20	21
NGLs and petrochemicals	55	55	51	52
Heavy fuel oil	13	8	13	14
Asphalt	69	69	66	69
Total	1,225	1,191	1,197	1,199
Inter-region refinery transfers included in throughput and yields above (mbpd)	9	7	8	7

West Coast Region	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$36.65	$35.83	$29.31	$32.97
Refining operating costs	7.56	8.88	8.35	8.11
Refining planned turnaround costs	0.45	1.17	1.59	0.78
Refining depreciation and amortization	1.27	1.30	1.37	1.35

Refinery throughputs (mbpd):
Crude oil refined	520	511	492	512
Other charge and blendstocks	31	44	33	45
Gross refinery throughputs	551	555	525	557

Sour crude oil throughput (percent)	63	72	69	71
Sweet crude oil throughput (percent)	37	28	31	29

Refined product yields (mbpd):
Gasoline	287	280	273	287
Distillates	192	198	182	195
Propane	9	11	9	10
NGLs and petrochemicals	36	34	37	34
Heavy fuel oil	33	36	29	35
Asphalt	1	1	—	1
Total	558	560	530	562
Inter-region refinery transfers included in throughput and yields above (mbpd)	16	24	15	23

Midstream Operating Statistics (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Pipeline throughputs (mbpd)(a)	5,980	5,845	5,904	5,761
Terminal throughputs (mbpd)	3,228	3,026	3,167	3,023
Gathering system throughputs (million cubic feet per day)(b)	6,257	6,083	6,258	5,664
Natural gas processed (million cubic feet per day)(b)	8,961	8,516	8,835	8,401
C2 (ethane) + NGLs fractionated (mbpd)(b)	613	562	596	541

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes amounts related to unconsolidated equity method investments on a 100% basis.

Select Financial Data (unaudited)

	September 30, 2023	June 30, 2023
(In millions)
Cash and cash equivalents	$8,452	$7,345
Short-term investments	4,604	4,109
Total consolidated debt(a)	27,282	27,283
MPC debt	6,864	6,877
MPLX debt	20,418	20,406
Redeemable noncontrolling interest	970	968
Equity	31,828	31,600
Shares outstanding	386	405

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.
Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends.
Adjusted Diluted Earnings Per Share
Adjusted diluted earnings per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

Reconciliation of Net Income Attributable to MPC to Adjusted Net Income Attributable to MPC (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2023	2022	2023	2022
Net income attributable to MPC	$3,280	$4,477	$8,230	$11,195
Pre-tax adjustments:
Garyville incident response costs	63	—	63	—
Gain on sale of assets	(106)	(1,058)	(106)	(1,058)
LIFO inventory credit	—	28	—	28
Renewable volume obligation requirements	—	—	—	(238)
Tax impact of adjustments(a)	9	227	9	279
Non-controlling interest impact of adjustments	(22)	183	(22)	183
Adjusted net income attributable to MPC	$3,224	$3,857	$8,174	$10,389

Diluted income per share	$8.28	$9.06	$19.57	$21.04
Adjusted diluted income per share	$8.14	$7.81	$19.44	$19.53

(a)Income taxes for adjusted earnings were calculated by applying a combined federal and state statutory tax rate of 22% to the pre-tax adjustments. The corresponding adjustments to reported income taxes are shown in the table above.

Adjusted EBITDA
Amounts included in net income (loss) attributable to MPC and excluded from adjusted EBITDA include (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.
Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. Adjusted EBITDA should not be considered as a substitute for, or superior to income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2023	2022	2023	2022
Net income attributable to MPC	$3,280	$4,477	$8,230	$11,195
Net income attributable to noncontrolling interests	351	543	1,065	1,214
Provision for income taxes	1,004	1,426	2,410	3,507
Net interest and other financial costs	118	240	414	814
Depreciation and amortization	845	794	2,479	2,418
Refining planned turnaround costs	153	384	902	680
Garyville incident response costs	63	—	63	—
LIFO inventory credit	—	28	—	28
Gain on sale of assets	(106)	(1,058)	(106)	(1,058)
Renewable volume obligation requirements	—	—	—	(238)
Litigation	—	—	—	(27)
Adjusted EBITDA	$5,708	$6,834	$15,457	$18,533

Refining & Marketing Margin
Refining & Marketing margin is defined as sales revenue less cost of refinery inputs and purchased products. We believe this non-GAAP financial measure is used to evaluate our Refining & Marketing segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins. This measure should not be considered a substitute for, or superior to, Refining & Marketing gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Refining & Marketing Segment Adjusted EBITDA to Refining & Marketing Gross Margin and Refining & Marketing Margin (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2023	2022	2023	2022
Refining & Marketing segment adjusted EBITDA	$4,373	$5,496	$11,389	$14,630
Plus (Less):
Depreciation and amortization	(463)	(459)	(1,411)	(1,395)
Refining planned turnaround costs	(153)	(384)	(902)	(680)
LIFO inventory charge	—	(28)	—	(28)
Selling, general and administrative expenses	658	614	1,846	1,696
Income from equity method investments	(24)	(21)	(5)	(39)
Net gain on disposal of assets	(1)	—	(4)	(37)
Other income	(313)	(191)	(605)	(606)
Refining & Marketing gross margin	4,077	5,027	10,308	13,541
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,608	2,861	8,101	7,804
Depreciation and amortization	463	459	1,411	1,395
Gross margin excluded from and other income included in Refining & Marketing margin(a)	51	51	79	136
Other taxes included in Refining & Marketing margin	(77)	(40)	(217)	(132)
Refining & Marketing margin	7,122	8,358	19,682	22,744
LIFO inventory charge	—	28	—	28
Refining & Marketing margin, excluding LIFO inventory charge	$7,122	$8,386	$19,682	$22,772

Refining & Marketing margin by region:
Gulf Coast	$2,483	$3,264	$7,393	$9,161
Mid-Continent	2,834	3,373	8,213	8,801
West Coast	1,805	1,749	4,076	4,810
Refining & Marketing margin	$7,122	$8,386	$19,682	$22,772

(a)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.